Exhibit 10.61
ALLERGAN, INC.
2003 NONEMPLOYEE DIRECTOR EQUITY INCENTIVE PLAN
NON-QUALIFIED STOCK OPTION AWARD AGREEMENT
        This Non-qualified Stock Option Agreement (“Agreement”) is entered into as of May      , 20     , (the “Date of Grant”) between Allergan, Inc., a Delaware corporation (the “Company”), and                                         , a director of the Company (the “Director”).
        The Company has adopted and the stockholders of the Company have approved the 2003 Nonemployee Director Equity Incentive Plan, as amended (the “Plan”). Pursuant to Section 3.1 of the Plan and in consideration of the services rendered and to be rendered by the Director, the Company has granted an option to the Director upon the terms and conditions set forth in the Plan and this Agreement.
        1.     Number of Option Shares. This Agreement evidences the grant by the Company to the Director of a non-qualified stock option (the “Option”) to purchase, from time to time, an aggregate of 4,500 shares (the “Option Shares”) of the Company’s Common Stock, par value $0.01 per share (the “Common Stock”), under Section 3.1 of the Plan, subject to the terms and conditions and to adjustment as set forth herein or in the Plan.
        2.     Option Purchase Price. Upon exercise of vested Option Shares, the Director shall pay to the Company $                     per Option Share (the “Option Purchase Price”) being exercised.
        3.     Option Expiration Date. Unless terminated sooner in accordance with the provisions of the Plan or this Agreement, the right to exercise the Option shall expire on the close of business on the business day immediately preceding the tenth (10th) anniversary of the Date of Grant (the “Expiration Date”).
        4.     Vesting Restrictions. Subject to the provisions of Section 5 of this Agreement and to adjustment pursuant to Section 4.2 of the Plan, the Option shall become fully vested and exercisable as to all Option Shares on the one (1) year anniversary of the Date of Grant.
        5.     Effect of Certain Events on Vesting and Exercise.
                a.     Termination of Service.
                         (i)     General. If the Director ceases to serve as a director of the Company for any reason other than such Director’s death or total disability, any portion of the Option that has not vested as of such termination of service shall be forfeited.
                         (ii)     Termination as a Result of Death or Disability. If the Director ceases to serve as a director of the Company by reason of such Director’s death or total disability, the Option shall vest immediately as to the entire number of Option Shares.
                b.     Change of Control. Upon the occurrence of a Change of Control (as defined in Section 4.3 of the Plan), the Option shall vest immediately as to the entire number of Option Shares.

                c.     Exercise Period Following Termination of Service.
                         (i)     In the event the Director ceases to be a director by reason of such Director’s voluntary resignation or removal for cause, any unexercised portion of the Option that is vested as of such termination of service may be exercised by the Director at any time within three (3) months following such termination of service, but in no event after the Expiration Date.
                         (ii)     In the event the Director ceases to be a director other than by reason of such Director’s voluntary resignation or removal for cause, any unexercised portion of the Option that is vested as of such termination of service may be exercised by the Director or by the Director’s personal representative or by the person or persons to whom the Option shall have been transferred by will or the laws of descent and distribution at any time within twelve (12) months following such termination of service, but in no event after the Expiration Date.
        6.     Exercise of Option.
                a.     All or a portion of the vested Option may be exercised in accordance with procedures (including requisite holding periods) established from time to time by the Board.
                b.     Payment of the aggregate Option Purchase Price for the number of vested Option Shares for which the Option is being exercised shall be made (i) in cash or by check, (ii) by delivery of a notice that the Director has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate Option Purchase Price, provided that the Company shall not deliver such shares until payment of such proceeds is received by the Company, or (iii) by any combination of the foregoing. However, the Board of Directors may, in its discretion, (x) allow payment, in whole or in part, through the delivery of shares of Common Stock which have been owned by the Director for at least six (6) months, duly endorsed for transfer to the Company with a Fair Market Value on the date of delivery equal to the aggregate Option Purchase Price of the Option or exercised portion thereof, (y) allow payment, in whole or in part, through the delivery of property of any kind which constitutes good and valuable consideration, or (z) allow payment through any combination of the foregoing.
                c.     The Director agrees, with respect to the Option, to pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for his or her account, or to otherwise make arrangements satisfactory to the Board for the payment of such amounts.
                d.     Subject to adjustment pursuant to Section 4.2 of the Plan, a minimum of six months shall elapse between the Date of Grant and the sale of any of the Option Shares. No shares of Common Stock shall be issued or transferred upon exercise of the Option unless and until all legal requirements applicable to the issuance or transfer of such Common Stock have been complied with to the satisfaction of the Board.
        7.     No Assignability. The Option is not assignable or transferable by the Director, except by will or by the laws of descent and distribution and shall not be subject to any encumbrance, pledge or charge of any nature. During the lifetime of the Director, the Option may be exercised only by the Director or, if the Director becomes disabled, by the Director’s guardian or legal representative. The restrictions on exercise and transfer shall not be deemed to prohibit, to the extent permitted by the Board, transfers to any one or more Permitted Transferees (as defined below), subject to the following terms and conditions: (i) the Option shall not be assignable or transferable by the Permitted Transferee other than by will or the laws of descent and distribution; (ii) the Option which is transferred to a Permitted Transferee shall continue to be subject to all the terms and conditions of the Option as applicable to the Director (other than the ability to further transfer the Option); and (iii) the Director and the Permitted Transferee shall execute any and all documents requested by the Board, including, without limitation documents to (x) confirm the status of the transferee as a Permitted Transferee, (y) satisfy any requirements for an exemption for the transfer under applicable federal and state securities laws and (z) evidence the transfer. For purposes of this Section 7, “Permitted Transferee” shall mean, with respect to a Director, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Director’s household (other than a tenant or employee), a trust in which these persons (or the Director) control the management of assets, and any other entity in which these persons (or the Director) own more than fifty percent of the voting interests, or any other transferee specifically approved by the Board after taking into account any state or federal tax or securities laws applicable to transferable non-qualified stock options.
        8.     General Terms. The Director acknowledges receipt of a copy of the Plan and the Plan Prospectus. The Option and this Agreement are subject to, and the Company and the Director agree to be bound by, the provisions of the Plan and the Plan Prospectus that apply to the Option. Such provisions are incorporated herein by this reference. In the event of a conflict between the terms of this Agreement and the Plan, the Plan shall be the controlling document. Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Plan.
        9.      Other Provisions.
                a.     Neither the Director nor any other person entitled to exercise the Option shall have any rights as a stockholder with respect to any Option Shares until the date the Director or such other person becomes the holder of record of such Option Shares following exercise of the Option.
                b.     The Director acknowledges that the Company has the right to amend, suspend or terminate the Plan in any respect whatsoever at any time (including, but not limited to, the power to amend the number of shares subject to awards granted thereunder) except to the extent prohibited by law and except that no such amendment, suspension or termination may, without the Director’s consent, adversely affect the rights of the Director under the Option.
                c.     In the event that any provision this Agreement is held to be invalid, void or unenforceable, the same shall not affect, in any respect whatsoever, the validity of any other provision of this Agreement.
                d.     The rights and obligations under this Agreement shall inure to the benefit of, and shall be binding upon, the Company and its successors and assignees and the Director and the Director’s heirs, executors, administrators, personal representations, transferees, assignees and successors in interest.
                e.     Any communication under this Agreement shall be in writing and addressed to the Company at 2525 Dupont Drive, Irvine, California 92612, Attention: General Counsel and to the Director at the address given beneath the Director’s signature, or at such other address as either party may hereafter designate in writing to the other.
                f.     The interpretation, performance and enforcement of the Option and this Agreement shall be governed by the internal laws of the State of California.

                         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

THE COMPANY:

ALLERGAN, INC.,
a Delaware corporation

By:

David E.I. Pyott, Chairman of the Board and Chief Executive Officer

DIRECTOR:

4